INVESTMENT SUB-ADVISORY AGREEMENT
   AGREEMENT made as of this 16th day of June,
2006 by and among Old Mutual Capital, Inc.
(the Advisor), Copper Rock Capital Partners,
LLC (the Sub-Advisor), and Old Mutual
Advisor Funds, a Delaware statutory trust
(the Trust).
   WHEREAS, the Trust is registered as an
open-end management investment company under
the Investment Company Act of 1940, as
amended (the 1940 Act);
   WHEREAS, pursuant to the Investment
Advisory Agreement dated September 7, 2004
and Schedule A to the Investment Advisory
Agreement dated May 11, 2005 between the
Advisor and the Trust, the Advisor acts as
investment advisor for the Old Mutual Copper
Rock Emerging Growth Fund (the Portfolio);
and
   WHEREAS, the Advisor and the Trust each
desire to retain the Sub-Advisor to provide
investment advisory services to the Trust in
connection with the management of all of the
assets of the Portfolio, and the Sub-Advisor
is willing to render such investment
advisory services.
   NOW, THEREFORE, intending to be legally
bound, the parties hereto agree as follows:
1.	(a)	Subject to supervision and
oversight by the Advisor and the Trusts
Board of Trustees, the Sub-Advisor shall
manage the investment operations of the
Portfolio and the composition of the
Portfolios investment portfolio,
including the purchase, retention and
disposition thereof, in accordance with
the Portfolios investment objectives,
policies and restrictions as stated in
such Portfolios Prospectus(es) (such
Prospectus(es) and Statement(s) of
Additional Information as currently in
effect and as amended or supplemented
from time to time, being herein called
the Prospectus), and subject to the
following understandings:
(1)	The Sub-Advisor shall provide
supervision of the Portfolios
investments and determine from time to
time what investments and securities
will be purchased, retained or sold by
the Portfolio, and what portion of the
assets will be invested or held
uninvested in cash.
(2)	In the performance of its duties
and obligations under this Agreement,
the Sub-Advisor shall act in
conformity with the Trusts Prospectus
and with the instructions and
directions of the Advisor and of the
Board of Trustees and will conform and
comply with the requirements of the
1940 Act, the Internal Revenue Code of
1986, as amended, and all other
applicable federal and state laws and
regulations, as each is amended from
time to time.
(3)	The Sub-Advisor shall determine
the securities to be purchased or sold
with respect to the Portfolio and will
place orders with or through such
persons, brokers or dealers to carry
out the policy with respect to
brokerage set forth in such Portfolios
Registration Statement (as defined
herein) and Prospectus or as the Board
of Trustees or the Advisor may direct
from time to time, in conformity with
federal securities laws. In providing
the Portfolio with investment
supervision, the Sub-Advisor will give
primary consideration to securing the
most favorable price and efficient
execution. Within the framework of
this policy, the Sub-Advisor may
consider the financial responsibility,
research and investment information
and other services provided by brokers
or dealers who may effect or be a
party to any such transaction or other
transactions to which the Sub-Advisors
other clients may be a party. It is
understood that it is desirable for
the Portfolio that the Sub-Advisor
have access to (i) supplemental
investment and market research and
(ii) security and economic analysis
provided by brokers who may execute
brokerage transactions at a higher
cost to the Portfolio than may result
when allocating brokerage to other
brokers on the basis of seeking the
most favorable price and efficient
execution. Therefore, the Sub-Advisor
is authorized to place orders for the
purchase and sale of securities on
behalf of the Portfolio with brokers,
subject to review by the Trusts Board
of Trustees from time to time with
respect to the extent and continuation
of this practice. It is understood
that the services provided by such
brokers may be useful to the Sub-
Advisor in connection with the Sub-
Advisors services to other clients.
                           On occasions when the Sub-
Advisor deems the purchase or sale of a
security to be in the best interest of the
Portfolio as well as other clients of the
Sub-Advisor, the Sub-Advisor, to the extent
permitted by applicable laws and
regulations, may, but shall be under no
obligation to, aggregate the securities to
be so purchased or sold in order to obtain
the most favorable price or lower brokerage
commissions and efficient execution. In such
event, allocation of the securities so
purchased or sold, as well as the expenses
incurred in the transaction, will be made by
the Sub-Advisor in the manner it considers
to be the most equitable and consistent with
its fiduciary obligations to the Portfolio
in question and to such other clients.
                  (4)	The Sub-Advisor at its
expense will make available to the Trustees
of the Portfolio and the Advisor at
reasonable times its portfolio managers and
other appropriate personnel, either in
person or, at the mutual convenience of the
Advisor and the Sub-Advisor, by telephone,
in order to review the investment policies,
performance and other investment related
information regarding the Portfolio and to
consult with the Trustees of the Portfolio
and Advisor regarding the Portfolios
investment affairs, including economic,
statistical and investment matters related
to the Sub-Advisors duties hereunder, and
will provide periodic reports to the Advisor
relating to the investment strategies it
employs. The Sub-Advisor and its personnel
shall also cooperate fully with counsel and
auditors for, and the Chief Compliance
Officers of, the Advisor and the Trust.
                  (5)	In accordance with
procedures adopted by the Trustees of the
Portfolio, as amended from time to time, the
Sub-Advisor is responsible for assisting in
the fair valuation of all Portfolio
securities. The Sub-Advisor will use its
reasonable efforts to provide, based upon
its own expertise, and to arrange with
parties independent of the Sub-Advisor such
as broker-dealers for the provision of,
valuation information or prices for
securities for which prices are deemed by
the Advisor or Trusts administrator not to
be readily available in the ordinary course
of business from an automated pricing
service. In addition, the Sub-Advisor will
assist the Portfolio and its agents in
determining whether prices obtained for
valuation purposes accurately reflect market
price information relating to the assets of
the Portfolio at such times as the Advisor
shall reasonably request, including but not
limited to, the hours after the close of a
securities market and prior to the daily
determination of the Portfolios net asset
value per share.
                  (6)	The Sub-Advisor at its
expense will provide the Advisor and/or the
Trusts Chief Compliance Officer with such
compliance reports relating to its duties
under this Agreement as may be requested
from time to time. Notwithstanding the
foregoing, the Sub-Advisor will promptly
report to the Advisor any material
violations of the federal securities laws
(as defined in Rule 38a-1 of the 1940 Act)
that it is or should be aware of or of any
material violation of the Sub-Advisors
compliance policies and procedures that
pertain to the Portfolio, as well as any
change in portfolio manager(s) of the
Portfolio.
                  (7)	Unless otherwise directed
by the Advisor or the Trusts Board of
Trustees, the Sub-Advisor will vote all
proxies received in accordance with the
Trusts proxy voting policy or, if the Sub-
Advisor has a proxy voting policy approved
by the Trusts Board of Trustees, the Sub-
Advisors proxy voting policy. The Advisor
shall instruct the Portfolios custodian to
forward or cause to be forwarded to the Sub-
Advisor all relevant proxy solicitation
materials. The Sub-Advisor shall maintain
and shall forward to the Portfolio or its
designated agent such proxy voting
information as is necessary for the
Portfolio to timely file proxy voting
results in accordance with Rule 30b1-4 of
the 1940 Act.
                  (8)	The Sub-Advisor represents
and warrants that it has adopted a code of
ethics meeting the requirements of Rule 17j-
1 under the 1940 Act and the requirements of
Rule 204A-1 under the Investment Advisors
Act of 1940 and has provided the Advisor and
the Trustees of the Fund a copy of such code
of ethics, together with evidence of its
adoption, and will promptly provide copies
of any changes thereto, together with
evidence of their adoption. Upon request of
the Advisor, but in any event no less
frequently than annually, the Sub-Advisor
will supply the Advisor a written report
that (A) describes any issues arising under
the code of ethics or procedures since the
Sub-Advisors last report, including but not
limited to material violations of the code
of ethics or procedures and sanctions
imposed in response to the material
violations; and (B) certifies that the
procedures contained in the Sub-Advisors
code of ethics are reasonably designed to
prevent access persons from violating the
code of ethics.
                  (9)	The Sub-Advisor will
review draft reports to shareholders and
other documents provided or available to it
and provide comments on a timely basis. In
addition, the Sub-Advisor and each officer
and portfolio manager thereof designated by
the Advisor will provide on a timely basis
such certifications or sub-certifications as
the Advisor may reasonably request in order
to support and facilitate certifications
required to be provided by the Trusts
Principal Executive Officer and Principal
Accounting Officer.
                  (10)	The Sub-Advisor shall
maintain all books and records with respect
to the Portfolios portfolio transactions
required by subparagraphs (b)(5), (6), (7),
(9), (10) and (11) and paragraph (f) of Rule
31a-1 under the 1940 Act and shall render to
the Trusts Board of Trustees such periodic
and special reports as the Trusts Board of
Trustees may reasonably request.
                  (11)	The Sub-Advisor shall
provide the Portfolios custodian on each
business day with information relating to
all transactions concerning the Portfolios
assets and shall provide the Advisor with
such information upon request of the
Advisor.
                  (12)	(a)	The investment
management services provided by the Sub-
Advisor under this Agreement are not to be
deemed exclusive and the Sub-Advisor shall
be free to render similar services to
others, as long as such services do not
impair the services rendered to the Advisor
or the Trust.
                           (b)	Services to be
furnished by the Sub-Advisor under this
Agreement may be furnished through the
medium of any of the Sub-Advisors officers
or employees.
                           (c)	The Sub-Advisor
shall keep the Portfolios books and records
required to be maintained by the Sub-Advisor
pursuant to paragraph 1(a) of this Agreement
and shall timely furnish to the Advisor all
information relating to the Sub-Advisors
services under this Agreement needed by the
Advisor to keep the other books and records
of the Portfolio required by Rule 31a-1
under the 1940 Act. The Sub-Advisor agrees
that all records that it maintains on behalf
of the Portfolio are property of the
Portfolio and the Sub-Advisor will surrender
promptly to the Portfolio any of such
records upon the Portfolios request;
provided, however, that the Sub-Advisor may
retain a copy of such records. The Sub-
Advisor further agrees to preserve for the
periods prescribed by Rule 31a-2 under the
1940 Act any such records as are required to
be maintained by it pursuant to paragraph
1(a) of this Agreement.
2.	The Advisor shall continue to have
responsibility for all services to be
provided to the Portfolio pursuant to the
Advisory Agreement and shall oversee and
review the Sub-Advisors performance of its
duties under this Agreement.
3.	The Advisor has delivered to the Sub-
Advisor copies of each of the following
documents and will deliver to it all future
amendments and supplements, if any:
         (a)	Certified resolutions of the
Trusts Board of Trustees authorizing the
appointment of the Sub-Advisor and approving
the form of this Agreement;
         (b)	Registration Statement under the
1940 Act and the Securities Act of 1933, as
amended on Form N-1A (the Registration
Statement), as filed with the Securities and
Exchange Commission (the Commission)
relating to the Portfolio and shares of the
Portfolios beneficial shares, and all
amendments thereto; and
         (c)	Prospectus(es) of the Portfolio.
4.	For the services to be provided by the
Sub-Advisor pursuant to this Agreement for
the Portfolio, the Advisor will pay to the
Sub-Advisor as full compensation therefore:
a fee at an annual rate of 0.60% of the
Portfolios average daily net assets. This
fee will be paid to the Sub-Advisor from the
Advisors advisory fee from the Portfolio.
This fee will be computed daily and paid to
the Sub-Advisor monthly.
5.	The Sub-Advisor shall not be liable
for any error of judgment or for any loss
suffered by the Portfolio or the Advisor in
connection with performance of its
obligations under this Agreement, except a
loss resulting from a breach of fiduciary
duty with respect to the receipt of
compensation for services (in which case any
award of damages shall be limited to the
period and the amount set forth in Section
36(b)(3) of the 1940 Act), or a loss
resulting from willful misfeasance, bad
faith or gross negligence on the Sub-
Advisors part in the performance of its
duties or from reckless disregard of its
obligations and duties under this Agreement,
except as may otherwise be provided under
provisions of applicable state law which
cannot be waived or modified hereby.
6.	This Agreement shall continue in
effect for a period of more than two years
from the date hereof only so long as
continuance is specifically approved at
least annually in conformance with the 1940
Act provided, however, that this Agreement
may be terminated (a) by the Portfolio at
any time, without the payment of any
penalty, by the vote of a majority of
Trustees of the Trust or by the vote of a
majority of the outstanding voting
securities of the Portfolio, (b) by the
Advisor at any time, without the payment of
any penalty, on not more than 60 days nor
less than 30 days written notice to the
other parties, or (c) by the Sub-Advisor at
any time, without the payment of any
penalty, on 90 days written notice to the
other parties. This Agreement shall
terminate automatically and immediately in
the event of its assignment. As used in this
Section 6, the terms assignment and vote of
a majority of the outstanding voting
securities shall have the respective
meanings set forth in the 1940 Act and the
rules and regulations thereunder, subject to
such exceptions as may be granted by the
Commission under the 1940 Act.
7.	Nothing in this Agreement shall limit
or restrict the right of any of the Sub-
Advisors partners, officers, or employees to
engage in any other business or to devote
his or her time and attention in part to the
management or other aspects of any business,
whether of a similar or dissimilar nature,
nor limit or restrict the Sub-Advisors right
to engage in any other business or to render
services of any kind to any other
corporation, firm, individual or
association.
8.	During the term of this Agreement, the
Advisor agrees to furnish the Sub-Advisor at
its principal office all prospectuses, proxy
statements, reports to shareholders, sales
literature or other materials prepared for
distribution to shareholders of the
Portfolio, the Trust or the public that
refers to the Sub-Advisor or its clients in
any way prior to use thereof and not to use
material if the Sub-Advisor reasonably
objects in writing within five business days
(or such other period as may be mutually
agreed upon) after receipt thereof. The Sub-
Advisors right to object to such materials
is limited to the portions of such materials
that expressly relate to the Sub-Advisor,
its services and its clients. The Advisor
agrees to use its reasonable best efforts to
ensure that materials prepared by its
employees or agents or its affiliates that
refer to the Sub-Advisor or its clients in
any way are consistent with those materials
previously approved by the Sub-Advisor as
referenced in the first sentence of this
paragraph. Sales literature may be furnished
to the Sub-Advisor by first-class mail,
electronic mail or overnight delivery
service, facsimile transmission equipment or
hand delivery.
9.	No Trustee or Shareholder of the Trust
shall be personally liable for any debts,
liabilities, obligations or expenses
incurred by, or contracted for under this
Agreement.
10.	No provisions of this Agreement may be
changed, waived, discharged or terminated
orally, but only by an instrument in writing
signed by the party against which
enforcement of the change, waiver, discharge
or termination is sought, and no amendment
of this Agreement shall be effective until
approved by the vote of the majority of the
outstanding voting securities of the
Portfolio.
11.	This Agreement shall be governed by
the laws of the state of Delaware; provided,
however, that nothing herein shall be
construed as being inconsistent with the
1940 Act.
12.	This Agreement embodies the entire
agreement and understanding among the
parties hereto, and supersedes all prior
agreements and understandings relating to
this Agreements subject matter. This
Agreement may be executed in any number of
counterparts, each of which shall be deemed
to be an original; all such counterparts
shall, together, constitute only one
instrument.
13.	Should any part of this Agreement be
held invalid by a court decision, statute,
rule or otherwise, the remainder of this
Agreement shall not be affected thereby.
This Agreement shall be binding upon and
shall inure to the benefit of the parties
hereto and their respective successors.
14.	Any notice, advice or report to be
given pursuant to this Agreement shall be
delivered or mailed:
         To the Advisor at:
Old Mutual Capital,
Inc.
4643 South Ulster
Street, Suite 600
Denver, CO 80237
Attention: President
         To the Sub-Advisor at:
Copper Rock Capital
Partners LLC
200 Clarendon Street
52nd Floor
Boston, MA 02116
Attention: President
         To the Trust or the
Portfolio at:
Old Mutual Advisor
Funds
4643 South Ulster
Street, Suite 600
Denver, CO 80237
Attention: President
16.	Where the effect of a requirement of
the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
       IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their officers designated below as of the day and year first written above.



OLD MUTUAL CAPITAL,
INC.

OLD MUTUAL ADVISOR
FUNDS



By:
/s/ David J.
Bullock

By:
/s/ Mark E.
Black





Name:
David J.
Bullock

Name:
Mark E.
Black





Title:
Chief
Executive
Officer

Title:
Chief
Financial
Officer






COPPER ROCK CAPITAL PARTNERS LLC



By:
/s/ Tucker
M. Walsh






Name:
Tucker M.
Walsh






Title:
Chief
Executive
Officer







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